Discovery Village at Palm Beach Gardens Palm Beach Gardens, FL Earnings Release and Supplemental Report ___________________________________________________________________ Third Quarter 2019

TABLE OF Contents Earnings Release 3 Consolidated Financial Statements 8 Overview 12 Portfolio Summary 13 Property Count Reconciliations 16 Capitalization and Indebtedness 17 Investment Summary 20 Developments and Redevelopments 22 Capital Expenditures 24 Portfolio Diversification 25 Expirations and Maturities 27 Triple-net Master Lease Profile 28 Portfolio Senior Housing Triple-net 29 Senior Housing Operating Portfolio 32 Life Science 37 Medical Office 40 Other 43 Guidance 47 Glossary and Debt Ratios 48 Company Information 54 Forward-Looking Statements & Risk Factors 56 Discussion and Reconciliation of Non-GAAP Financial Measures Hayden Research Campus Lexington, MA 2

Healthpeak™ Reports Third Quarter 2019 Results

IRVINE, CA, October 30, 2019 -- Healthpeak Properties, Inc., formerly known as HCP, Inc. (NYSE: HCP, to become "PEAK" effective November 5, 2019), today announced results for the third quarter ended September 30, 2019. For the quarter, Healthpeak generated a net loss of $0.09 per share, NAREIT FFO of $0.37 per share, FFO as adjusted of $0.44 per share and blended Total Portfolio SPP Cash NOI growth of 2.4%.

THIRD QUARTER 2019 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Changed name from HCP, Inc. to Healthpeak Properties, Inc. and website URL to www.healthpeak.com effective October 30, 2019, with name change and ticker symbol change to "PEAK" to become effective on the New York Stock Exchange on November 5, 2019
- Promoted Scott Brinker to President and Chief Investment Officer, Jeff Miller to Executive Vice President - Senior Housing and Lisa Alonso to Executive Vice President and Chief Human Resources Officer, effective January 1, 2020
- Entered into an agreement to form a $790 million joint venture in which Healthpeak will sell a 46.5% interest in a 19-property senior housing operating portfolio managed by Brookdale Senior Living ("Brookdale") to a sovereign wealth fund
- Signed mutually beneficial agreements with Brookdale related to the CCRC joint venture and the triple-net portfolio. Healthpeak will acquire Brookdale's 51% interest in 13 of 15 CCRC campuses for $541 million (increased from previously reported 12 campuses for $510 million). The remaining two campuses will be jointly marketed for sale by Healthpeak and Brookdale
- Entered into an agreement to sell remaining 49% interest in Healthpeak's U.K. holdings for gross proceeds of $232 million (or approximately $90 million of net proceeds after debt repayment)
- Signed agreement for early termination of a nine-property master lease with Capital Senior Living originally scheduled to mature in October 2020; Healthpeak intends to convert four core properties to RIDEA structures with Atria Senior Living (3) and Discovery Senior Living (1) and sell five non-core properties to third parties over the next 6-12 months
- Added two new medical office developments with total estimated spend of $34 million to Healthpeak's HCA Healthcare ("HCA") development program
- Previously announced transactions:
    - Under contract to acquire 35 CambridgePark Drive, a 224,000 square foot life science building located in the West Cambridge Boston submarket, for $333 million
    - Closed on the sale of Healthpeak's direct financing lease interests in 13 non-core senior housing properties for $274 million to Prime Care, LLC and its affiliates
- Established a $1 billion unsecured commercial paper program
- Received credit rating upgrade from Fitch Ratings to BBB+ with a stable outlook
- Increased 2019 FFO as adjusted per share guidance by one cent at the midpoint and 2019 Blended Total Portfolio SPP Cash NOI guidance by 25 basis points at the midpoint
- Named to the Dow Jones Sustainability Index for the seventh year, received the Green Star designation from GRESB for the eighth year and won the Ethical Boardroom's Corporate Governance Award for North American REITs

THIRD QUARTER COMPARISON

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ (46,249)	$ (0.09)	$ 98,946	$ 0.21
NAREIT FFO, diluted	183,266	0.37	155,632	0.33
FFO as adjusted, diluted	222,160	0.44	208,106	0.44
FAD, diluted	191,922		186,545	

NAREIT FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (see the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See "September 30, 2019 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

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SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the year-over-year three month and nine month SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth

	% of Total YTD SPP	Three Month	Nine Month
Senior housing	26.2%	(1.3%)	(0.5%)
Life science	28.0%	5.8%	6.3%
Medical office	39.4%	2.5%	3.3%
Other non-reportable segments ("Other")	6.4%	2.9%	2.6%
Total Portfolio	**100.0%**	**2.4%**	**3.1%**

HCP CHANGES NAME TO HEALTHPEAK PROPERTIES, INC. AND TICKER SYMBOL TO "PEAK"

On October 30, 2019, we announced our new corporate name, Healthpeak Properties, Inc., and new common stock ticker symbol, "PEAK". Healthpeak's common stock will begin trading under its new name and ticker symbol "PEAK" on the New York Stock Exchange on November 5, 2019.

The name change represents the culmination of efforts to reposition our strategy, team, portfolio and balance sheet.

Healthpeak's new website can be found at www.healthpeak.com.

EXECUTIVE LEADERSHIP PROMOTIONS

On October 30, 2019, the Company announced several leadership changes, effective January 1, 2020.

- **Scott Brinker**, in addition to his role as Chief Investment Officer, will be promoted to President, reporting to Tom Herzog. Mr. Brinker has contributed to the successful repositioning of Healthpeak's portfolio with his deep industry experience and strong relationships. Mr. Brinker will assume full operational oversight of Healthpeak's business segments, with the three business segment leaders reporting to him. He will also continue to be responsible for enterprise-wide investments and portfolio management, including acquisitions and dispositions. This promotion will enable stronger strategic alignment across our segments, accelerated decision-making and portfolio optimization.
- **Jeff Miller** will be promoted to Executive Vice President - Senior Housing, reporting to Scott Brinker. In this expanded role, Mr. Miller will be responsible for oversight and execution of the Senior Housing segment, including advancing operational excellence.
- **Lisa Alonso** will be promoted to Executive Vice President and Chief Human Resources Officer, reporting to Tom Herzog. Ms. Alonso will continue to oversee all human resource activities, while absorbing greater leadership responsibilities and oversight. She will continue to enhance Healthpeak's position as an employer of choice, focusing on a people-first culture that attracts, develops and retains top talent.

A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at http://ir.healthpeak.com.

SENIOR HOUSING JOINT VENTURE TRANSACTION

In October 2019, Healthpeak entered into a definitive agreement with a sovereign wealth fund (the "JV Partner") to form a new $790 million 53.5% (Healthpeak) / 46.5% (JV Partner) joint venture (the "Senior Housing Joint Venture"). The transaction is expected to close by year end.

Healthpeak will contribute 19 senior housing operating properties managed by Brookdale to the Senior Housing Joint Venture. The properties consist of 3,366 units and are located in Texas, Colorado, Illinois, Tennessee and Maryland with an average age of 23 years.

The Senior Housing Joint Venture, combined with the previously announced Brookdale CCRC and triple-net transactions, is expected to reduce Healthpeak's Brookdale concentration to 6% on a pro forma basis.

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BROOKDALE CCRC AND TRIPLE-NET TRANSACTIONS On October 1, 2019, Healthpeak announced several transactions with Brookdale related to the 15-property CCRC joint venture and the 43-property triple-net portfolio that will improve Healthpeak’s operator diversification, strengthen the remaining Brookdale-operated triple-net portfolio, expand Healthpeak's relationship with Life Care Services (“LCS”) and provide Healthpeak full ownership and control over this unique and differentiated CCRC portfolio. Subsequently, in October 2019, Healthpeak and Brookdale agreed to revise the terms of the previously announced transaction to include the purchase by Healthpeak of Brookdale's interest in the 741-unit CCRC in Bradenton, Florida rather than selling the property to a third party. The transaction highlights below reflect the addition of the Bradenton CCRC to the Healthpeak acquisition pool. • Healthpeak to acquire Brookdale’s 51% interest in 13 CCRCs with 6,383 units and 570 acres of land for $541 million ▪ Healthpeak to transition management to LCS under a highly incentivized management contract ▪ Inclusive of a $100 million termination fee payment and the expected $8 million annual reduction in management fees, the transaction is estimated to yield a year one cash NOI (inclusive of nonrefundable entrance fees) capitalization rate of 9.8% ▪ Healthpeak and Brookdale agree to jointly market for sale the remaining two CCRCs in the existing joint venture unencumbered by the Brookdale management contract • Healthpeak and Brookdale to restructure the 43 property triple-net portfolio ▪ Brookdale to acquire 18 properties from Healthpeak for $405 million ▪ Healthpeak to transition management of one property to LCS, which will be converted to SHOP upon transition ▪ Remaining 24 properties that are currently in 11 separate lease pools will be combined into a single master lease with a December 31, 2027 maturity date, 2.4% annual rent escalator and pro forma EBITDAR rent coverage of approximately 1.1x • Healthpeak to market for sale one SHOP property unencumbered by the Brookdale management agreement Additional details can be found in the October 1, 2019 press release and the "Healthpeak Brookdale Transaction Update – October 30, 2019" investor presentation on the Investor Relations section of our website at http://ir.healthpeak.com. U.K. PORTFOLIO SALE In October 2019, Healthpeak entered into a definitive agreement to sell the remaining 49% interest in its U.K. holdings to Omega Healthcare Investors, Inc. for net proceeds after debt repayment of approximately $90 million. The transaction is expected to close by year end and will allow Healthpeak to complete its planned exit from the U.K. CAPITAL SENIOR LIVING (“CSU”) In October 2019, Healthpeak entered into an agreement for the early termination of a nine-property master lease with CSU, originally scheduled to mature in October 2020. Healthpeak will convert four core properties from triple-net leases to RIDEA structures. Management of three of the core properties will be transitioned to Atria Senior Living and one core property will be transitioned to Discovery Senior Living. Closing is expected to occur in the first quarter of 2020. Healthpeak intends to sell the remaining five non-core properties to third parties over the next 6-12 months. The leases will be terminated with respect to the properties upon closing of the transitions and sales, respectively. CSU will continue to pay its contractual rent obligations until the property sales and transitions are completed. Additionally, CSU will pay Healthpeak $1 million upon completion of these transactions. Healthpeak’s other six-property master lease with CSU, which includes $4.3 million in annual rent and matures in 2026, will remain unaffected. DEVELOPMENT UPDATES MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA As part of the development program with HCA, Healthpeak has signed definitive agreements on two additional development projects. • Orange Park: A 63,000 square foot three-story Class A medical office building located on the Orange Park Medical Center Campus in Orange Park, FL, located approximately 10 miles from downtown Jacksonville, with an estimated cost of $17 million. The project is 48% pre-leased. • Raulerson: A 52,000 square foot four-story Class A medical office building located on the Raulerson Hospital Campus in central Florida. The $17 million development is 54% pre-leased. Construction on these development projects is expected to begin in 2020. 5 ReturnReturn to to TOC TOC

PREVIOUSLY ANNOUNCED TRANSACTION UPDATES 35 CAMBRIDGEPARK DRIVE In September 2019, Healthpeak announced it executed a definitive agreement to acquire, for $332.5 million, a 224,000 square foot, LEED Gold® laboratory building located at 35 CambridgePark Drive in the Cambridge submarket of Boston, Massachusetts, which represents year one cash and GAAP capitalization rates of 4.8% and 5.7%, respectively. The newly built and 100% leased property is adjacent to Healthpeak's recently acquired property at 87 CambridgePark Drive and future development opportunity at 101 CambridgePark Drive. Combined, Healthpeak has created up to 440,000 square feet of contiguous space across a modern campus. The transaction is expected to close in December 2019. BALANCE SHEET AND CAPITAL MARKET ACTIVITIES COMMERCIAL PAPER PROGRAM AND REVOLVING CREDIT FACILITY In September 2019, Healthpeak established a $1 billion commercial paper program. At October 29, 2019, Healthpeak had $650 million outstanding under its commercial paper program and $71 million outstanding under its revolving credit facility (“revolver”), resulting in $1.8 billion of short-term borrowing capacity. DIVIDEND On October 23, 2019, Healthpeak announced that its Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on November 19, 2019 to stockholders of record as of the market close on November 4, 2019. SUSTAINABILITY Healthpeak’s position as a leader in environmental, social and governance (ESG) performance has been recognized by various organizations around the world. For the seventh consecutive year, Healthpeak has been named to Dow Jones’ North America Sustainability Index for demonstrating best-in-class sustainable business practices. Additionally, for the eighth consecutive year, Healthpeak has received the Green Star designation from GRESB for excellence in sustainability implementation and transparency. Healthpeak was also named Ethical Boardroom’s winner for best corporate governance for a North American REIT. More information about Healthpeak’s sustainability efforts, including a link to our Sustainability Report, is available on our website at www.healthpeak.com/ sustainability. 2019 GUIDANCE For full year 2019, we are updating the following guidance ranges: • Diluted net income per share to range between $0.05 to $0.11 • Diluted NAREIT FFO per share of $1.62 to $1.66 • Diluted FFO as adjusted per share of $1.74 to $1.78 • Blended Total Portfolio SPP Cash NOI growth of 2.25% to 3.25% These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional details and information regarding these estimates, see the 2019 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.healthpeak.com. COMPANY INFORMATION Healthpeak has scheduled a conference call and webcast for Thursday, October 31, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the third quarter ended September 30, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 2983226. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through October 31, 2020, and a telephonic replay can be accessed through November 15, 2019, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10135160. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. Healthpeak’s common stock is expected to begin trading under its new name and ticker symbol "PEAK" on the New York Stock Exchange on November 5, 2019. 6   ReturnReturn to to TOC TOC

FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof.  Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) statements regarding our corporate name change and ticker symbol change; (iii) statements regarding executive leadership promotions; (iv) statements regarding the payment of a quarterly cash dividend; and (v) all statements under the heading "2019 Guidance," including without limitation with respect to expected net income, NAREIT FFO per share, FFO as adjusted per share, SPP Cash NOI growth and other financial projections and assumptions, as well as comparable statements included in other sections of this release.  Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations.  While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict.  These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues and net operating income; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.  Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.      CONTACT Barbat Rodgers Senior Director – Investor Relations 949-407-0400 7 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)   September 30, 2019 December 31, 2018 Assets Real estate: Buildings and improvements $ 11,829,835 $ 10,877,248 Development costs and construction in progress 603,672 537,643 Land 2,017,284 1,637,506 Accumulated depreciation and amortization (2,915,680) (2,842,947) Net real estate 11,535,111 10,209,450 Net investment in direct financing leases 84,604 713,818 Loans receivable, net 137,619 62,998 Investments in and advances to unconsolidated joint ventures 505,245 540,088 Accounts receivable, net of allowance of $7,887 and $5,127 56,991 48,171 Cash and cash equivalents 124,990 110,790 Restricted cash 30,114 29,056 Intangible assets, net 303,722 305,079 Assets held for sale, net 402,741 108,086 Right-of-use asset, net 172,958 — Other assets, net 656,115 591,017 Total assets $ 14,010,210 $ 12,718,553 Liabilities and Equity Bank line of credit $ 737,793 $ 80,103 Term loan 248,882 — Senior unsecured notes 5,253,639 5,258,550 Mortgage debt 275,049 138,470 Other debt 85,069 90,785 Intangible liabilities, net 54,913 54,663 Liabilities of assets held for sale, net 35,063 1,125 Lease liability 156,297 — Accounts payable and accrued liabilities 431,493 391,583 Deferred revenue 208,653 190,683 Total liabilities 7,486,851 6,205,962 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 494,848,212 and 477,496,499 shares issued and outstanding 494,848 477,496 Additional paid-in capital 8,904,765 8,398,847 Cumulative dividends in excess of earnings (3,461,256) (2,927,196) Accumulated other comprehensive income (loss) (5,223) (4,708) Total stockholders' equity 5,933,134 5,944,439 Joint venture partners 384,277 391,401 Non-managing member unitholders 205,948 176,751 Total noncontrolling interests 590,225 568,152 Total equity 6,523,359 6,512,591 Total liabilities and equity $ 14,010,210 $ 12,718,553 8 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc.

Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues:				
Rental and related revenues	$ 312,600	$ 303,854	$ 908,019	$ 938,446
Resident fees and services	213,040	137,359	517,501	416,947
Income from direct financing leases	9,590	13,573	33,304	40,329
Interest income	2,741	1,236	6,868	9,048
Total revenues	537,971	456,022	1,465,692	1,404,770
Costs and expenses:				
Interest expense	61,230	63,486	167,499	211,626
Depreciation and amortization	171,944	132,198	469,191	418,740
Operating	248,069	181,207	630,989	527,625
General and administrative	22,970	23,503	71,445	75,192
Transaction costs	1,319	4,489	7,174	9,088
Impairments (recoveries), net	38,257	5,268	115,653	19,180
Total costs and expenses	543,789	410,151	1,461,951	1,261,451
Other income (expense):				
Gain (loss) on sales of real estate, net	(784)	95,332	18,708	162,211
Loss on debt extinguishments	(35,017)	(43,899)	(36,152)	(43,899)
Other income (expense), net	693	1,604	24,834	(37,017)
Total other income (expense), net	(35,108)	53,037	7,390	81,295
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**(40,926)**	**98,908**	**11,131**	**224,614**
Income tax benefit (expense)	6,261	4,929	11,583	14,919
Equity income (loss) from unconsolidated joint ventures	(7,643)	(911)	(10,012)	(442)
Net income (loss)	**(42,308)**	**102,926**	**12,702**	**239,091**
Noncontrolling interests' share in earnings	(3,555)	(3,555)	(10,692)	(9,546)
Net income (loss) attributable to Healthpeak Properties, Inc.	**(45,863)**	**99,371**	**2,010**	**229,545**
Participating securities' share in earnings	(386)	(425)	(1,223)	(1,278)
Net income (loss) applicable to common shares	**$ (46,249)**	**$ 98,946**	**$ 787**	**$ 228,267**
Earnings per common share:				
Basic	$ (0.09)	$ 0.21	$ 0.00	$ 0.49
Diluted	$ (0.09)	$ 0.21	$ 0.00	$ 0.49
Weighted average shares outstanding:				
Basic	491,203	469,867	482,595	469,732
Diluted	491,203	470,118	484,792	469,876

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Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net income (loss) applicable to common shares	**$ (46,249)**	**$ 98,946**	**$ 787**	**$ 228,267**
Real estate related depreciation and amortization	171,944	132,198	469,191	418,740
Real estate related depreciation and amortization on unconsolidated joint ventures	14,952	15,180	45,153	48,730
Real estate related depreciation and amortization on noncontrolling interests and other	(4,999)	(2,971)	(14,927)	(7,136)
Other real estate-related depreciation and amortization	1,357	2,343	4,798	4,906
Loss (gain) on sales of real estate, net	784	(95,332)	(18,708)	(162,211)
Loss (gain) on sales of real estate, net on noncontrolling interests	(2)	—	206	—
Loss (gain) upon consolidation of real estate, net[1]	20	—	(11,481)	41,017
Taxes associated with real estate dispositions	—	—	—	1,147
Impairments (recoveries) of depreciable real estate, net[2]	43,784	5,268	111,033	11,541
NAREIT FFO applicable to common shares	181,591	155,632	586,052	585,001
Distributions on dilutive convertible units and other	1,675	—	4,954	—
Diluted NAREIT FFO applicable to common shares	**$ 183,266**	**$ 155,632**	**$ 591,006**	**$ 585,001**
Diluted NAREIT FFO per common share	**$ 0.37**	**$ 0.33**	**$ 1.21**	**$ 1.25**
Weighted average shares outstanding - diluted NAREIT FFO	499,450	470,118	489,609	469,876
Impact of adjustments to NAREIT FFO:				
Transaction-related items	$ 1,335	$ 4,678	$ 13,659	$ 8,612
Other impairments (recoveries) and losses (gains), net[3]	—	—	10,147	4,341
Severance and related charges[4]	1,334	4,573	5,063	13,311
Loss on debt extinguishments[5]	35,017	43,899	36,152	43,899
Litigation costs (recoveries)	(150)	(545)	(549)	41
Casualty-related charges (recoveries), net[6]	1,607	—	(4,636)	—
Foreign currency remeasurement losses (gains)	(162)	(41)	(350)	(106)
Total adjustments	38,981	52,564	59,486	70,098
FFO as adjusted applicable to common shares	220,572	208,196	645,538	655,099
Distributions on dilutive convertible units and other	1,588	(90)	4,809	(180)
Diluted FFO as adjusted applicable to common shares	**$ 222,160**	**$ 208,106**	**$ 650,347**	**$ 654,919**
Diluted FFO as adjusted per common share	**$ 0.44**	**$ 0.44**	**$ 1.33**	**$ 1.39**
Weighted average shares outstanding - diluted FFO as adjusted	499,450	470,118	489,609	469,876

(1) For the nine months ended September 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. For the nine months ended September 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2) For the three and nine months ended September 30, 2019, includes a $6 million impairment charge related to depreciable real estate held by the CCRC JV, which we recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statement of operations.

(3) For the nine months ended September 30, 2019, represents the impairment of 13 senior housing triple-net facilities under direct financing leases recognized as a result of entering into sales agreements. For the nine months ended September 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of a mezzanine loan investment in March 2018.

(4) For the nine months ended September 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

(5) For all periods presented, represents the premium associated with the prepayment of senior unsecured notes.

(6) For the three months ended September 30, 2019, represents evacuation costs related to hurricanes. For the nine months ended September 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017, net of evacuation costs related to hurricanes in 2019.

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Healthpeak Properties, Inc.

Funds Available for Distribution

In thousands

(unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
FFO as adjusted applicable to common shares	$ 220,572	$ 208,196	$ 645,538	$ 655,099
Amortization of deferred compensation[1]	3,715	3,530	11,613	11,249
Amortization of deferred financing costs	2,735	3,070	8,174	9,760
Straight-line rents	(10,252)	(4,409)	(22,192)	(20,888)
FAD capital expenditures	(24,107)	(24,646)	(62,840)	(70,237)
Lease restructure payments	289	300	870	901
CCRC entrance fees[2]	5,731	6,524	14,071	13,203
Deferred income taxes	(6,434)	(4,880)	(14,063)	(12,751)
Other FAD adjustments[3]	(2,002)	(1,140)	(4,387)	(7,959)
FAD applicable to common shares	190,247	186,545	576,784	578,377
Distributions on dilutive convertible units and other	1,675	—	4,953	—
Diluted FAD applicable to common shares	**$ 191,922**	**$ 186,545**	**$ 581,737**	**$ 578,377**
Weighted average shares outstanding - diluted FAD	499,450	470,118	489,609	469,876

(1) Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(2) Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(3) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

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The Numbers

Overview[1]

As of and for the quarter and nine months ended September 30, 2019, dollars, square feet, and shares in thousands, except per share data

	3Q19	YTD 2019
Financial Metrics		
Diluted earnings per common share	($0.09)	$0.00
Diluted NAREIT FFO per common share	$0.37	$1.21
Diluted FFO as adjusted per common share	$0.44	$1.33
Dividends per common share	$0.37	$1.11
Real Estate Revenues	$535,230	$1,458,824
NOI	$287,161	$827,836
Cash NOI	$278,198	$813,583
Portfolio Income[2]	$302,508	$885,654

	% of Total YTD SPP	3Q19	YTD 2019
Same Property Portfolio Cash NOI Growth			
Senior housing	26.2%	(1.3%)	(0.5%)
Life science	28.0%	5.8%	6.3%
Medical office	39.4%	2.5%	3.3%
Other	6.4%	2.9%	2.6%
Total	**100.0%**	**2.4%**	**3.1%**

	3Q19
Capitalization	
Common stock outstanding and DownREIT units	502,323
Total Market Equity	$17,897,768
Enterprise Debt	$7,117,429

	3Q19
Debt Ratios	
Financial Leverage	38.8%
Secured Debt Ratio	3.4%
Net Debt to Adjusted EBITDAre	5.8x
Adjusted Fixed Charge Coverage	4.1x

	Property Count	Capacity	Occupancy
Portfolio Statistics			
Senior housing triple-net	92	9,689 Units	84.4%
SHOP	139	16,242 Units	83.2%
Life science	131	7,961 Sq. Ft.	97.5%
Medical office	267	20,680 Sq. Ft.	92.1%
Other[3]	111	N/A	N/A
Total	**740**	N/A	N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our Share of Unconsolidated Joint Ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Our Other non-reportable segment consists of the following: 13 hospitals and post-acute/skilled, 15 properties in our CCRC JV, 68 properties in our U.K. JV and 15 other unconsolidated JV properties.

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Portfolio Summary

As of and for the quarter ended September 30, 2019, dollars in thousands

	Property Count	Average Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	92	21	$ 1,713,538	$ 45,616	91.3
SHOP	128	19	3,907,751	46,814	97.2
Life science	118	20	4,780,446	81,974	100.0
Medical office	259	22	4,893,599	90,599	100.0
Other	13	28	321,123	13,195	68.5
	610	**21**	**$ 15,616,457**	**$ 278,198**	**96.6**
Developments					
Life science	10	N/A	$ 466,584	$ —	—
Medical office	5	N/A	34,025	—	—
	15	**N/A**	**$ 500,609**	**$ —**	**—**
Redevelopments[3]					
SHOP	11	N/A	$ 104,221	$ —	—
Life science	3	N/A	140,915	—	—
Medical office	3	N/A	11,082	—	—
	17	**N/A**	**$ 256,217** [3]	**$ —**	**—**
Debt Investments					
Other	—	N/A	$ 157,233	$ 2,741	—
Total					
Senior housing triple-net	92	21	$ 1,713,538	$ 45,616	91.3
SHOP	139	19	4,011,971	46,814	97.2
Life science	131	20	5,387,945	81,974	100.0
Medical office	267	22	4,938,705	90,599	100.0
Other	13	28	478,356	15,936	68.5
	642	**21**	**$ 16,530,516**	**$ 280,939**	**96.6**
Share of Unconsolidated JVs[4]					
Other	98	26	$ 1,156,908	$ 21,569	72.3
Total Portfolio	**740**	**22**	**$ 17,687,424**	**$ 302,508**	**94.9**

PORTFOLIO INCOME



Unconsolidated JVs(2) 7%
Hospitals and Other 5%
SHOP 16%
Senior housing triple-net 15%
$302.5M
Medical office 30%
Life science 27%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes 5.0% related to 15 assets in our unconsolidated CCRC JV and 1.5% related to 68 assets contributed to our U.K. JV.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Wholly Owned Property Portfolio section above.
(4) Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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Quarter NOI Summary

For the quarter ended September 30, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[(1)]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 48,018	$ (865)	$ 47,154	$ 34,797	$ (53)	$ 34,744
SHOP	212,275	(166,201)	46,074	73,132	(52,211)	20,920
Total Senior housing	$ 260,294	$ (167,066)	$ 93,228	$ 107,929	$ (52,264)	$ 55,664
Life science	118,561	(29,520)	89,041	83,215	(19,872)	63,342
Medical office	143,639	(51,472)	92,167	128,612	(45,602)	83,010
Other	12,736	(11)	12,725	12,260	(5)	12,255
	$ 535,230	**$ (248,069)**	**$ 287,161**	**$ 332,016**	**$ (117,743)**	**$ 214,271**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[(1)]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 46,467	$ (851)	$ 45,616	$ 33,004	$ (39)	$ 32,965
SHOP	213,232	(166,419)	46,814	73,265	(52,450)	20,815
Total Senior housing	$ 259,700	$ (167,270)	$ 92,430	$ 106,269	$ (52,489)	$ 53,780
Life science	111,481	(29,507)	81,974	81,831	(19,859)	61,972
Medical office	141,130	(50,531)	90,599	126,638	(44,874)	81,764
Other	13,206	(11)	13,195	12,729	(5)	12,725
	$ 525,516	**$ (247,319)**	**$ 278,198**	**$ 327,467**	**$ (117,227)**	**$ 210,241**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	% of Segment SPP based on Cash NOI	3Q19	3Q18	SPP NOI	SPP Cash NOI	3Q19	2Q19	SPP NOI	SPP Cash NOI
Senior housing triple-net	72	16	72	85.1%	86.3%	6.4 %	1.9%	85.1%	85.9%	4.8%	(1.6%)
SHOP	48	10	44	86.5%	87.2%	(4.1%)	(6.0%) [(2)]	86.5%	85.8%	(8.2%)	(8.9%)
Total Senior housing	120	26	58			2.2 %	(1.3%)			(0.5%)	(4.6%)
Life science	96	29	76	97.1%	95.9%	5.6 %	5.8%	97.1%	95.5%	1.9%	2.4%
Medical office	236	39	90	92.1%	91.9%	2.4 %	2.5%	92.1%	92.1%	0.8%	0.4%
Other	11	6	96	N/A	N/A	0.6 %	2.9 %	N/A	N/A	(0.2%)	1.8%
Total	**463**	**100**	**76**			**3.2 %**	**2.4%**			**0.7%**	**(0.3%)**

(1) NOI and Cash NOI include $6.2 million attributable to noncontrolling interests, excluding DownREITS.
(2) Same property portfolio Cash NOI growth for the year-over-year three-month comparison is (7.4%) for Core and (2.7%) for Transition.

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Year-to-Date NOI Summary

For the nine months ended September 30, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[1]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 156,776	$ (2,723)	$ 154,053	$ 100,661	$ (157)	$ 100,504
SHOP	515,457	(400,608)	114,849	178,683	(120,856)	57,827
Total Senior housing	$ 672,233	$ (403,332)	$ 268,901	$ 279,344	$ (121,013)	$ 158,332
Life science	320,630	(76,992)	243,637	219,718	(51,471)	168,247
Medical office	427,761	(150,635)	277,126	358,198	(122,032)	236,166
Other	38,200	(29)	38,171	36,783	(15)	36,769
	$ 1,458,824	**$ (630,988)**	**$ 827,836**	**$ 894,044**	**$ (294,531)**	**$ 599,513**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[1]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 160,454	$ (2,567)	$ 157,886	$ 97,092	$ (115)	$ 96,977
SHOP	518,511	(400,930)	117,581	179,390	(121,357)	58,033
Total Senior housing	$ 678,964	$ (403,497)	$ 275,467	$ 276,482	$ (121,472)	$ 155,010
Life science	303,432	(76,953)	226,479	217,096	(51,432)	165,663
Medical office	420,400	(147,816)	272,584	352,986	(120,213)	232,773
Other	39,082	(29)	39,053	37,665	(15)	37,650
	$ 1,441,878	**$ (628,294)**	**$ 813,583**	**$ 884,229**	**$ (293,132)**	**$ 591,097**

NINE-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	% of Segment SPP based on Cash NOI	3Q19	3Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	72	16	61	85.5%	86.8%	2.8%	2.2%
SHOP	38	10	49	88.1%	90.4%	(3.7%)	(4.7%) [2]
Total Senior housing	110	26	56			0.3%	(0.5%)
Life science	93	28	73	97.0%	95.7%	6.6%	6.3%
Medical office	227	39	85	92.9%	93.0%	2.8%	3.3%
Other	11	6	96	N/A	N/A	1.5%	2.6%
Total	**441**	**100**	**73**			**3.1%**	**3.1%**

(1) NOI includes $18.3 and Cash NOI includes $18.4 million attributable to noncontrolling interests, excluding DownREITS.
(2) Same property portfolio Cash NOI growth for the year-over-year nine-month comparison is (3.0%) for Core and (9.8%) for Transition.

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Property Count Reconciliations

As of September 30, 2019

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**105**	**135**	**126**	**268**	**111**	**745**
Acquisitions	—	5	5	—	—	10
Assets sold	(13)	(1)	—	(1)	—	(15)
Planned demolition	—	—	—	(1)	—	(1)
New developments	—	—	—	1	—	1
Current Quarter Total Property Count	**92**	**139**	**131**	**267**	**111**	**740**
Unconsolidated JVs	—	—	—	—	(98)	(98)
Acquisitions	—	(17)	(10)	(14)	—	(41)
Assets in Development	—	—	(10)	(5)	—	(15)
Assets in Redevelopment	—	(11)	(3)	(3)	—	(17)
Assets held for sale	(20)	(20)	—	(6)	(2)	(48)
Senior housing triple-net to SHOP conversions	—	(43)	—	—	—	(43)
Completed Developments and Redevelopments - not Stabilized	—	—	(11)	(3)	—	(14)
Assets impacted by casualty event	—	—	(1)	—	—	(1)
Three-Month SPP Property Count	**72**	**48**	**96**	**236**	**11**	**463**
Senior housing triple-net to SHOP conversions	—	(9)	—	—	—	(9)
Completed Developments and Redevelopments - not Stabilized	—	(1)	(3)	(9)	—	(13)
Nine-Month SPP Property Count	**72**	**38**	**93**	**227**	**11**	**441**

SEQUENTIAL SPP

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SPP Property Count	**103**	**39**	**95**	**237**	**13**	**487**
Assets in Redevelopment	—	—	(1)	(1)	—	(2)
Prior Development/Redevelopment now Stabilized	—	—	2	2	—	4
Assets held for sale	(18)	—	—	(1)	(2)	(21)
Assets sold	(13)	—	—	—	—	(13)
Senior housing triple-net to SHOP conversions	—	9	—	—	—	9
Planned demolition	—	—	—	(1)	—	(1)
Current Quarter Three-Month SPP Property Count	**72**	**48**	**96**	**236**	**11**	**463**

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	September 30, 2019				
	Shares		Value		Total Value
Common stock (NYSE: HCP)	494,848	$	35.63	$	17,631,434
Convertible partnership (DownREIT) units	7,475		35.63		266,334
Total Market Equity	**502,323**			**$**	**17,897,768**
Consolidated debt					6,633,026
Total Market Equity and Consolidated Debt	**502,323**			**$**	**24,530,794**
Share of unconsolidated JV debt					484,403
Total Market Equity and Enterprise Debt	**502,323**			**$**	**25,015,197**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended September 30, 2019				Weighted Average Shares Nine Months Ended September 30, 2019			
	Shares Outstanding September 30, 2019	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as adjusted	Diluted FAD	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as adjusted	Diluted FAD
Common stock	494,848	491,203	491,203	491,203	491,203	482,595	482,595	482,595	482,595
Common stock equivalent securities:									
Restricted stock units	1,755	—	352	352	352	283	283	283	283
Dilutive impact of options	17	—	17	17	17	13	13	13	13
Equity forward agreements[(1)]	—	—	2,521	2,521	2,521	1,901	1,901	1,901	1,901
Convertible partnership (DownREIT) units	7,475	—	5,357	5,357	5,357	—	4,817	4,817	4,817
Total common stock and equivalents	**504,095**	**491,203**	**499,450**	**499,450**	**499,450**	**484,792**	**489,609**	**489,609**	**489,609**

(1) Represents the current dilutive impact of 19.5 million shares of common stock under forward sales agreements that have not been settled as of September 30, 2019. Based on the forward price of each agreement as of September 30, 2019, issuance of all 19.5 million shares would result in approximately $572 million of net proceeds.

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Indebtedness and Ratios

As of September 30, 2019, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank Line of Credit[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2019	$ —	$ —	$ —	—	$ 1,001	—	$ 1,001	$ 392	—	$ 1,393	—
2020	—	—	—	—	4,132	5.08	4,132	147,991	4.73	152,123	4.73
2021	—	—	—	—	11,821	5.26	11,821	71,497	4.91	83,318	4.95
2022	—	—	650,000	3.83	3,886	—	653,886	35,023	4.75	688,909	3.88
2023	737,793	—	550,000	4.37	4,069	—	1,291,862	4,053	3.96	1,295,915	3.61
2024	—	250,000	1,150,000	4.17	4,247	—	1,404,247	935	—	1,405,182	3.96
2025	—	—	1,350,000	3.93	4,463	—	1,354,463	18,911	3.87	1,373,374	3.93
2026	—	—	650,000	3.39	4,675	—	654,675	942	—	655,617	3.39
2027	—	—	—	—	36,457	4.22	36,457	945	—	37,402	4.22
2028	—	—	—	—	70,020	3.87	70,020	35,375	4.20	105,395	3.99
Thereafter	—	—	950,000	4.67	117,313	4.17	1,067,313	2,708	3.90	1,070,021	4.60
	$ 737,793	**$ 250,000**	**$ 5,300,000**		**$ 262,084**		**$ 6,549,877**	**$ 318,772**		**$ 6,868,649**	
Other Debt[5]	—	—	—		—		85,069	166,838		251,907	
(Discounts), premium and debt costs, net	—	(1,118)	(46,361)		12,965		(34,514)	(1,207)		(35,721)	
	$ 737,793	**$ 248,882**	**$ 5,253,639**		**$ 275,049**		**$ 6,600,432**	**$ 484,403**		**$ 7,084,835**	
Mortgage debt on assets held for sale[6]	—	—	—		32,594		32,594	—		32,594	
	$ 737,793	**$ 248,882**	**$ 5,253,639**		**$ 307,643**		**$ 6,633,026**	**$ 484,403**		**$ 7,117,429**	
Weighted average interest rate %	3.04	3.04	4.07		4.13 [7]		3.92	4.65		3.95 [7]	
Weighted average maturity in years	3.7	4.6	6.5		12.7 [7]		6.4	2.7		6.2 [7]	

(1) Includes £55 million ($68 million) translated into U.S. dollars at September 30, 2019. The Company has a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) The Company has a $250 million term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our unsecured credit rating.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.
(5) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(6) Represents mortgage debt of $32.6 million that mature in 2026, 2028 and 2044 on assets held for sale.
(7) Excludes the impact of mortgage debt held for sale.

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Indebtedness and Ratios

As of September 30, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs

DEBT STRUCTURE

					Weighted Average	
			Balance	**% of Total**	**Rates %**	**Years to Maturity**
Secured	Fixed rate	$	308,370	5	4.12	11.5
	Floating rate		272,486	4	4.72	2.4
	Combined	**$**	**580,856**	**9**	**4.40**	**7.2**
Unsecured	Fixed rate		5,300,000	77	4.07	6.5
	Floating rate		987,793	14	3.04	3.9
	Combined	**$**	**6,287,793**	**91**	**3.91**	**6.1**
Total	Fixed rate		5,608,370	82	4.07	6.7
	Floating rate		1,260,279	18	3.40	3.6
	Combined	**$**	**6,868,649**	**100**	**3.95**	**6.2**
	Other Debt[1]		251,907			
	(Discounts), premiums and debt costs, net		(35,721)			
		$	**7,084,835**			
	Mortgage debt on assets held for sale[2]		32,594			
	Enterprise Debt	**$**	**7,117,429**			

FINANCIAL COVENANTS[3]

	Bank Line of Credit	
	Requirement	**Actual Compliance**
Leverage Ratio	No greater than 60%	40%
Secured Debt Ratio	No greater than 40%	4%
Unsecured Leverage Ratio	No greater than 60%	44%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	4.0x
Tangible Net Worth ($ billions)	No less than $7.0B	$9.8B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)
Fitch[4]	BBB+ (Stable)

(1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(2) Represents mortgage debt of $32.6 million that matures in 2026, 2028 and 2044 on assets held for sale.
(3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
(4) Fitch upgraded our corporate credit rating to BBB+ (Stable) from BBB (Positive), on October 1, 2019.

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Investment Summary

For the three and nine months ended September 30, 2019, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
ACQUISITIONS							
87/101 CambridgePark Drive[1]	Boston, MA	January	64 Sq. Ft.	1	Life science	$ —	$ 91,500
Discovery	Various	April	1,242 Units	9	SHOP	—	445,000
5525 Medical (Overland Park)	Kansas City, MO	May	38 Sq. Ft.	1	Medical office	—	15,400
Oakmont	Various	May	200 Units	3	SHOP	—	112,915
Sierra Point Towers	San Francisco, CA	June	427 Sq. Ft.	2	Life science	—	245,000
Solana Preserve Vintage Park[2]	Houston, TX	June	—	—	SHOP	—	23,874
Oakmont	Various	July	430 Units	5	SHOP	284,054	284,054
4921 Directors Place	San Diego, CA	July	56 Sq. Ft.	1	Life science	16,100	16,100
Hartwell Innovation Campus	Boston, MA	July	277 Sq. Ft.	4	Life science	228,000	228,000
OTHER INVESTMENTS							
Development fundings						94,493	290,031
Redevelopment fundings						34,564	83,976
Loan fundings/Preferred Equity Investment[3]						18,668	84,357
Lease commissions - Dev/Redev/Acq						1,285	8,888
Total				**26**		**$ 677,164**	**$ 1,929,095**

(1) Includes a ground leasehold interest and associated development rights on a land site directly adjacent to 87 CambridgePark Drive for $20.5 million that we acquired in February 2019.
(2) In June 2019, we acquired the outstanding equity interest in a senior housing joint venture (holding one building) for $24 million, bringing our equity ownership to 100%.
(3) Includes fundings under the $115 million participating development loan for the construction of 620 Terry (Murano Senior Living), a $147 million senior housing development located in Seattle.



Oakmont Huntington Beach
Huntington Beach, CA

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Investment Summary

As of and for the nine months ended September 30, 2019, dollars and square feet in thousands

ASSETS HELD FOR SALE

	Capacity	Property Count		Projected Sales Price	Trailing Cash Yield[(1)]
Various SHOP	1,647 Units	20	$	128,860	
Various Senior housing triple-net	2,134 Units	20		413,701	
Various Medical office	180 Sq. Ft.	6		14,835	
Various Other	168 Beds	2		19,500	
Total		**48**	**$**	**576,896**	**7.4%**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type		Sales Price/ Proceeds	Trailing Cash Yield[(1)]
Las Vegas, NV	January	152 Units	1	SHOP	$	11,764	
Various, RI	January	375 Units	3	SHOP		34,125	
Poway, CA	January	26 Acres	—	Life science		35,400	
Abingdon, VA	January	73 Units	1	Senior housing		15,800	
Various, CA	February	205 Units	4	SHOP		15,700	
Mount Vernon, IL	February	112 Units	1	SHOP		6,000	
Franklin, NC	February	42 Units	1	Senior housing		10,300	
Dallas, TX	April	62 Sq. Ft.	2	Medical office		4,341	
Miami, FL	May	108 Units	1	SHOP		13,908	
Greenville, SC	May	8 Sq. Ft.	1	Medical office		1,200	
Salt Lake City, UT	May	36 Sq. Ft.	1	Life science		7,000	
Various, MD & TX	June	121 Sq. Ft.	2	Medical office		9,500	
Miami, FL	July	48 Sq. Ft.	1	Medical office		3,000	
Miami, FL	August	180 Units	1	SHOP		7,000	
Various (Prime Care)	September	1,467 Units	13	Senior housing		274,000	
Total			**33**		**$**	**449,039**	**7.1%**

(1) Represents the average yield calculated using Cash NOI for the twelve month period prior to sale for dispositions and for the twelve month period ended September 30, 2019 for assets held for sale.

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Developments

As of September 30, 2019, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count		CIP[1]		Cost to Complete[1]		Total at Completion
Wholly-Owned									
Ridgeview[2]	San Diego, CA	Life science	2	$	31,021	$	2,374	$	33,395
Sorrento Summit	San Diego, CA	Life science	1		11,200		7,400		18,600
The Shore at Sierra Point - Phase I	San Francisco, CA	Life science	2		189,171		47,492		236,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1		73,028		38,362		111,390
75 Hayden	Boston, MA	Life science	1		66,588		93,627		160,215
The Shore at Sierra Point - Phase II	San Francisco, CA	Life science	2		75,408		216,199		291,607
The Shore at Sierra Point - Phase III	San Francisco, CA	Life science	1		20,168		73,346		93,514
Grand Strand	Myrtle Beach, SC	Medical office	1		18,850		8,685		27,535
Lee's Summit	Kansas City, MO	Medical office	1		4,216		11,815		16,031
Ogden	Ogden, UT	Medical office	1		4,346		13,842		18,188
Brentwood	Nashville, TN	Medical office	1		6,302		30,898		37,200
Oak Hill	Tampa, FL	Medical office	1		312		11,988		12,300
			15	**$**	**500,609**	**$**	**556,029**	**$**	**1,056,638**

Projected stabilized yields typically range from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[3]
Wholly-Owned					
Ridgeview	152	100	2Q16	4Q19	2Q20
Sorrento Summit	28	100	3Q17	4Q19	4Q19
The Shore at Sierra Point - Phase I	222	100	4Q17	4Q19	1Q20
The Cove at Oyster Point - Phase IV	164	100	2Q18	1Q20	1Q20
75 Hayden	214	—	2Q18	1Q21	4Q22
The Shore at Sierra Point - Phase II	266	—	4Q18	1Q21	4Q21
The Shore at Sierra Point - Phase III	103	—	4Q18	1Q22	4Q22
Grand Strand	90	71	4Q18	4Q19	4Q20
Lee's Summit	52	50	2Q19	3Q20	3Q22
Ogden	70	66	2Q19	2Q20	3Q22
Brentwood	119	49	2Q19	3Q20	4Q22
Oak Hill	42	51	3Q19	4Q20	1Q22
	1,522	**51**			

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) During the quarter, one building at Ridgeview totaling 154,000 square feet was completed and placed into service.
(3) Economic stabilization typically occurs three to six months following Stabilized occupancy.

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Redevelopments and Land Held for Development[1]

As of September 30, 2019, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Project[2]	MSA	Property Type	Property Count	Placed in Service	CIP[3]	Cost to Complete[3]	Total	Project Start	Estimated Completion Date[4]
				Incremental Costs					
Wholly-Owned									
Various SHOP	Various	SHOP	11	$ —	$ 21,841	$ 78,341	$ 100,182	2Q18 - 2Q19	4Q19 - 4Q20
St Matthews I	Louisville, KY	Medical office	1	709	9,669	816	11,194	3Q18	4Q19
Swedish IV	Denver, CO	Medical office	1	678	1,295	5,729	7,702	1Q19	1Q20
10410 Science Center Drive	San Diego, CA	Life science	1	—	7,493	20,847	28,340	1Q19	4Q19
10275 Science Center Drive	San Diego, CA	Life science	1	—	1,633	48,572	50,205	2Q19	1Q21
Kendall Atrium	Miami, FL	Medical office	1	247	118	8,363	8,728	3Q19	4Q20
6965 Lusk	San Diego, CA	Life science	1	—	4,989	18,039	23,028	3Q19	1Q20
			17	**$ 1,634**	**$ 47,038**	**$ 180,707**	**$ 229,379**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
Forbes Research Center	San Francisco, CA	Life science	8	326	$ 50,806
Modular Labs III	San Francisco, CA	Life science	2	106	11,893
Torrey Pines Science Center	San Diego, CA	Life science	6	93	13,364
Directors Place	San Diego, CA	Life science	4	150	7,444
101 CambridgePark Drive	Boston, MA	Life science	1	N/A	21,835
Sunrise Tower 2	Las Vegas, NV	Medical office	1	N/A	2,305
Remaining	Various	Various	1	N/A	946
			23	**675**	**$ 108,593**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) During the quarter, Biotech Gateway and Pointe Grand were completed and placed in service.
(3) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(4) Excludes the completion of tenant improvements.

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Capital Expenditures

For the three and nine months ended September 30, 2019, dollars in thousands, except per unit/square foot

THIRD QUARTER		Senior Housing Triple-net		SHOP		Life Science		Medical Office		Other		Total
Wholly-Owned												
Recurring capital expenditures	$	227	$	5,197	$	2,053	$	4,227	$	—	$	11,704
Tenant improvements - 2nd generation		—		—		2,137		4,200		—		6,337
Lease commissions - 2nd generation[(1)]		—		—		3,679		2,387		—		6,066
FAD capital expenditures	**$**	**227**	**$**	**5,197**	**$**	**7,869**	**$**	**10,814**	**$**	**—**	**$**	**24,107**
Revenue enhancing capital expenditures		772		5,745		1,280		121		—		7,918
Casualty related capital expenditures[(2)]		25		1,866		—		—		—		1,891
Initial Capital Expenditures ("ICE")		—		430		277		565		—		1,272
Tenant improvements - 1st generation		—		—		9,578		4,900		—		14,478
Lease commissions - Dev/Redev/Acq[(3)]		—		—		586		699		—		1,285
Development		—		—		77,842		16,652		—		94,493
Redevelopment		—		8,175		21,221		5,169		—		34,564
Capitalized interest		—		194		6,812		253		—		7,259
Total capital expenditures	**$**	**1,023**	**$**	**21,607**	**$**	**125,464**	**$**	**39,172**	**$**	**—**	**$**	**187,267**
Recurring capital expenditures per unit/sq. ft.		(4)		$321 per Unit		$0.26 per Sq. Ft.		$0.20 per Sq. Ft.				
YEAR-TO-DATE												
Wholly-Owned												
Recurring capital expenditures	$	871	$	12,637	$	3,695	$	10,167	$	—	$	27,369
Tenant improvements - 2nd generation		—		—		5,662		12,593		—		18,255
Lease commissions - 2nd generation[(1)]		—		—		8,635		8,581		—		17,216
FAD capital expenditures	**$**	**871**	**$**	**12,637**	**$**	**17,992**	**$**	**31,341**	**$**	**—**	**$**	**62,840**
Revenue enhancing capital expenditures		1,361		15,321		3,611		3,780		—		24,073
Casualty related capital expenditures[(2)]		399		4,461		—		—		—		4,860
ICE		—		621		279		1,404		—		2,304
Tenant improvements - 1st generation		—		—		16,582		13,332		—		29,914
Lease commissions - Dev/Redev/Acq[(5)]		—		—		7,798		1,090		—		8,888
Development		—		—		255,645		34,386		—		290,031
Redevelopment		—		15,404		50,088		18,485		—		83,976
Capitalized interest		—		399		20,865		1,214		—		22,478
Total capital expenditures	**$**	**2,631**	**$**	**48,841**	**$**	**372,860**	**$**	**105,033**	**$**	**—**	**$**	**529,365**
Recurring capital expenditures per unit/sq. ft.		(4)		$876 per Unit		$0.50 per Sq. Ft.		$0.49 per Sq. Ft.				

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Casualty related capital expenditures include the acquisition of generators for assisted living facilities in Florida, as required by administrative rules adopted by Florida healthcare agencies and ratified by the Florida legislature.
(3) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $0.7 million, $0.4 million, and $0.2 million, respectively.
(4) Senior housing triple-net per unit is not presented as it is not meaningful.
(5) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $2.9 million, $5.8 million, and $0.2 million, respectively.

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Portfolio Diversification As of and for the quarter ended September 30, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 82 $ 1,429 $ 2,525 $ 57,595 $ 806 $ — $ 62,355 21 Dallas, TX 39 1,794 1,670 — 15,785 1,450 20,699 7 San Diego, CA 38 — 649 14,457 2,298 — 17,404 6 Houston, TX 40 374 5,503 — 10,039 346 16,263 5 Denver, CO 22 2,186 2,249 — 5,729 — 10,164 3 Los Angeles, CA 14 2,034 3,020 — 1,273 3,834 10,161 3 Washington, DC 18 3,752 3,209 — 1,095 — 8,056 3 Seattle, WA 13 1,425 54 — 6,335 — 7,814 3 Boston, MA 10 — 914 6,328 124 — 7,366 2 New York, NY 9 3,085 4,258 — — — 7,343 2 Remaining 342 29,537 22,763 3,594 47,113 7,565 110,573 37 Cash NOI 627 $ 45,616 $ 46,814 $ 81,974 $ 90,599 $ 13,195 $ 278,198 92 Interest income — — — — — 2,741 2,741 1 Share of Unconsolidated JVs 97 — — — — 21,569 21,569 7 Portfolio Income 724 $ 45,616 $ 46,814 $ 81,974 $ 90,599 $ 37,505 $ 302,508 100 (1) Excludes sixteen properties in Development, including one unconsolidated development. 25 Return to TOC

Data Sync/Format: April/Vivian Data Preparer: April Tornquist Data Owner: Segment leadersData Sync/Format: April/Vivian Data Preparer: April Tornquist Data Owner: Segment leaders Portfolio Diversification As of and for the quarter ended September 30, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs PORTFOLIO INCOME BY OPERATOR/TENANT Tenant/Credit Exposure SHOP/Operator Exposure Senior % of % of Property Housing Life Medical Portfolio Property Portfolio Operator/Tenant Count(1) Triple-net Science Office Other Total Income Count(1) SHOP Other Total Income Brookdale Senior Living 43 $ 18,927 $ — $ — $ — $ 18,927 6 40 $ 11,818 $ 15,113 $ 26,932 9 Sunrise Senior Living 4 11,965 — — — 11,965 4 39 13,090 — 13,090 4 Hospital Corp of America ("HCA")(2) 88 — — 21,009 — 21,009 7 — — — — — Amgen 7 — 13,386 — — 13,386 4 — — — — — Oakmont Senior Living — — — — — — — 12 7,806 — 7,806 3 Remaining 420 14,725 68,588 69,589 21,265 174,167 58 71 14,100 1,126 15,226 5 Portfolio Income 562 $ 45,616 $ 81,974 $ 90,599 $ 21,265 $ 239,455 79 162 $ 46,814 $ 16,240 $ 63,053 21 PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT(3) Tenant/Credit Exposure SHOP/Operator Exposure Senior % of % of Property Housing Life Medical Portfolio Property Portfolio Operator/Tenant Count(1) Triple-net Science Office Other Total Income Count(1) SHOP Other(4) Total Income Life Care Services — $ — $ — $ — $ — $ — — 17 $ 774 $ 29,235 $ 30,008 10 Hospital Corp of America ("HCA")(2) 88 — — 21,009 — 21,009 7 — — — — — Sunrise Senior Living 2 5,443 — — — 5,443 2 39 14,768 — 14,768 5 Brookdale Senior Living 24 10,284 — — — 10,284 4 19 — 6,312 6,312 2 Amgen 7 — 13,386 — — 13,386 5 — — — — — Remaining 333 10,477 69,358 68,944 16,259 165,038 57 72 23,648 1,126 24,774 9 Portfolio Income 454 $ 26,203 $ 82,744 $ 89,953 $ 16,259 $ 215,160 74 147 $ 39,190 $ 36,673 $ 75,863 26 (1) Excludes sixteen properties in Development, including one unconsolidated development. (2) Includes Cash NOI for 1.4M square feet in five properties that are 100% leased to HCA, and 2.9 million square feet in 83 properties partially leased to HCA. (3) Pro forma to reflect the 2019 Brookdale Transaction, the Senior Housing Joint Venture, the sale of our U.K. holdings, and certain other previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter. (4) Includes the thirteen CCRCs for which we are acquiring Brookdale's 51% interest and our share of the Senior Housing Joint Venture. 26 Return to TOC

Expirations and Maturities

As of September 30, 2019, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2019[2]	$ 38,256	4	$ —	$ 11,416	$ 26,840	$ —	$ —
2020[3]	111,269	11	14,036	20,343	67,604	8,301	986
2021	107,629	11	1,121	50,491	53,559	1,668	790
2022	96,778	10	—	24,967	52,134	12,374	7,302
2023	97,330	10	9,612	44,114	42,190	—	1,413
2024	72,704	7	964	13,046	36,274	22,420	—
2025	110,673	11	2,803	46,715	61,155	—	—
2026	54,329	5	4,397	26,390	23,542	—	—
2027[4]	93,153	9	41,025	36,948	15,179	—	—
2028	86,461	9	35,430	19,582	31,448	—	—
Thereafter	129,256	13	23,049	62,162	38,587	5,458	—
	$ 997,838	**100**	**$ 132,439**	**$ 356,174**	**$ 448,513**	**$ 50,221**	**$ 10,492**
Weighted average maturity in years	5.3		7.7	5.6	4.5	4.2	3.0

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[5]	Name	MSA	Property Type	Annualized Base Rent[1]	Option Price
2020[6]	2/2020	North Fulton Hospital	Atlanta, GA	Other	$ 8,301	$ 82,040
2024	5/2021	Hoag Hospital Irvine	Los Angeles, CA	Other	14,804	226,200
2026	2/2021	Frost Street	San Diego, CA	Medical office	6,329	Fair market value
2022	2/2022	Frye Regional Medical Center	Hickory, NC	Other	8,409	67,675

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Senior housing triple-net includes $13.8 million related to a nine-property master lease with Capital Senior Living for which we have reached an agreement for early termination. See our Earnings Release for more information.
(4) Reflects the 2019 Brookdale Transaction in which we agreed to restructure twenty-four senior housing triple net properties into a single master lease expiring on December 31, 2027.
(5) Reflects the earliest point at which the purchase option can be exercised.
(6) Tenant has provided notice of intent to exercise the purchase option effective February 2020.

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Triple-Net Master Lease Profile[(1)(2)]



FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 06/30/2019)
5.00x
1.50x
1.25x
1.00x
0.75x
0.50x
0.25x
0.7%
1.4%
0.3%
0.1%
0.3%
(3)
0.4%
3.8%
2.0%
1.3%
1.4%
2
4
6
8
10
12
25
TERM (YEARS TO EXPIRATION)
INVESTMENT TYPE
Senior Housing - Guaranty
Senior Housing - No Guaranty
Other - Guaranty
SIZE (Total Cash NOI)
$0.25M
$1.00M
$3.00M

Facility EBITDAR CFC	% of Total Cash NOI and Interest Income	# of Leases/ Data Points	Weighted Average Maturity in Years	Guaranty[(4)]
Less than 1.0x	2.4	5	7.4	100.0%
1.00x - 1.25x	5.8	2	8.6	65.5%
1.26x - 1.50x	1.4	1	11.0	100.0%
1.51x and above	2.1	2	4.8	100.0%

(1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC, and master leases that include newly completed developments that are not Stabilized. Additionally, excludes a data point representing two Sunrise properties that are planned to convert to SHOP in 4Q19.

(2) Pro forma to reflect the 2019 Brookdale Transaction. In connection with the agreement twenty-four senior housing triple-net properties were restructured into a single master lease expiring on December 31, 2027. Also pro forma to exclude a master lease for Capital Senior Living representing nine properties, four of which are expected to convert to SHOP in the next six months with new operators and five of which are expected to be sold to third parties but do not yet meet the criteria to be classified as held for sale as of September 30, 2019.

(3) Represents a three property master lease that was previously in development, which has reached the 24 month Stabilization period, but has not yet reached 80% Occupancy.

(4) Represents the percentage of total Cash NOI supported by a corporate guaranty.

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Senior Housing Triple-net

As of and for the quarter ended September 30, 2019, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Assisted/Independent living	90	$ 1,457,207	$ 40,173	8,637	84.0	$ 5,412	1.23x	1.06x
CCRC	2	256,331	5,443	1,052	88.1	6,443	1.38x	1.17x
Total	**92**	**$ 1,713,538**	**$ 45,616**	**9,689**	**84.4**	**$ 5,529**	**1.26x**	**1.08x**

Operator	Investment	Cash NOI	Count	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Brookdale Senior Living[2]	$ 782,176	$ 18,927	43	4,725	85.8	$ 5,406	1.30x	1.12x
Sunrise Senior Living[3]	342,255	11,965	4	1,253	88.3	7,191	1.38x	1.17x
Aegis Senior Living	182,152	4,759	10	702	89.1	9,025	1.44x	1.26x
Capital Senior Living[4]	181,988	4,549	15	1,504	80.1	3,279	1.11x	0.96x
Harbor Retirement Associates[5]	151,938	4,228	10	910	80.4	5,113	1.05x	0.90x
Remaining	73,029	1,189	10	595	77.3	4,423	0.74x	0.58x
Total	**$ 1,713,538**	**$ 45,616**	**92**	**9,689**	**84.4**	**$ 5,529**	**1.26x**	**1.08x**

(1) Facility EBITDARM and Facility EBITDAR CFC exclude properties that are expected to be sold or convert to SHOP.
(2) Brookdale Senior Living and Total EBITDARM and EBITDAR CFC exclude eighteen properties that are expected to be sold to Brookdale in 1Q20 and one property that is expected to convert to SHOP in the next twelve months.
(3) Sunrise Senior Living and Total EBITDARM and EBITDAR CFC exclude two properties that are expected to convert to SHOP in 4Q19.
(4) Capital Senior Living and Total EBITDARM and EBITDAR CFC exclude nine properties, four of which are expected to convert to SHOP with new operators in the next six months and five of which are expected to be sold in the next six to twelve months but do not yet meet the criteria to be classified as held for sale at September 30, 2019.
(5) Harbor Retirement Associates and Total EBITDARM and EBITDAR CFC exclude two properties that are expected to be sold in the next six months.

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Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 3Q18 4Q18 1Q19 2Q19 3Q19 Property count 72 72 72 72 72 Investment $ 1,365,578 $ 1,367,374 $ 1,368,091 $ 1,368,611 $ 1,369,627 Units 7,565 7,549 7,552 7,559 7,555 Occupancy % 86.3 86.3 86.5 85.9 85.1 REVPOR Triple-net $ 5,520 $ 5,517 $ 5,494 $ 5,567 $ 5,628 Facility EBITDARM CFC(1) 1.35x 1.33x 1.31x 1.27x 1.26x Facility EBITDAR CFC(1) 1.16x 1.15x 1.13x 1.09x 1.08x Real Estate Revenues $ 32,695 $ 33,340 $ 32,662 $ 33,202 $ 34,797 Operating Expenses (44) (68) (52) (52) (53) NOI $ 32,650 $ 33,271 $ 32,610 $ 33,150 $ 34,744 Cash Real Estate Revenues $ 32,387 $ 34,541 $ 30,544 $ 33,544 $ 33,004 Cash Operating Expenses (30) (54) (38) (38) (39) Cash NOI $ 32,357 $ 34,486 $ 30,507 $ 33,506 $ 32,965 Year-Over-Year Three-Month SPP Growth 1.9% (1) EBITDARM and EBITDAR CFC exclude seven properties that are expected to convert to SHOP in the next six months and five that are expected to sell but do not yet meet the criteria to be classified as held for sale at September 30, 2019. 30 Return to TOC

Senior Housing Triple-net | New Supply

As of and for the quarter ended September 30, 2019, dollars in thousands

NEW SUPPLY ANALYSIS

	Senior Housing Triple-net Portfolio			5-Mile Radius[1]						
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*15.0*	*12.0*	*$ 63*	*$ 218*	*3.7*
Washington, DC	592	$ 3,752	8.2	1 / 124	$ 2,535	28.1	11.4	97	366	2.1
New York, NY	278	3,085	6.8	-- / --	—	12.1	1.6	49	403	2.6
Philadelphia, PA	539	2,908	6.4	-- / --	—	3.0	15.6	100	331	3.1
Portland, OR	896	2,334	5.1	1 / 216	454	19.8	27.2	72	347	4.0
Denver, CO	412	2,186	4.8	2 / 241	1,423	15.7	19.1	80	441	2.8
Jacksonville, FL	486	2,040	4.5	1 / 328	1,344	23.1	25.1	61	224	2.8
Los Angeles, CA	305	2,034	4.5	1 / 40	503	16.3	7.7	92	665	3.7
Dallas, TX	632	1,794	3.9	2 / 196	320	23.8	16.3	83	199	3.2
Austin, TX	269	1,582	3.5	-- / --	—	17.9	17.1	77	463	2.6
Sebastian, FL	298	1,433	3.1	-- / --	—	14.6	11.0	57	244	4.1
San Francisco, CA	214	1,429	3.1	-- / --	—	15.1	10.5	115	848	2.6
Seattle, WA	206	1,425	3.1	-- / --	—	14.5	14.2	100	630	3.0
Chicago, IL	285	1,306	2.9	-- / --	—	12.6	6.3	76	242	3.6
Providence, RI	276	1,306	2.9	-- / --	—	11.5	11.1	64	326	4.3
Charlotte, NC	336	1,245	2.7	1 / 88	233	26.0	18.0	61	200	3.1
Baltimore, MD[4]	—	948	2.1	-- / --	—	—	—	—	—	—
Tucson, AZ	282	935	2.0	-- / --	—	14.9	33.1	67	306	3.1
Sacramento, CA	272	676	1.5	-- / --	—	13.4	12.5	67	337	4.0
Nashville, TN	97	669	1.5	-- / --	—	14.4	23.1	59	226	0.8
Miami, FL	186	668	1.5	1 / 150	668	10.7	8.0	67	314	3.1
Remaining	2,828	11,862	26.0	5 / 522	1,279	17.6	8.1	55	199	3.0
Total	**9,689**	**$ 45,616**	**100.0**	**15 / 1,905**	**$ 8,759**	**14.6**	**10.4**	**$ 70**	**$ 325**	**3.0**
% of Total Cash NOI and Interest Income					**2.9%**					

(1) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended September 30, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.
(4) Baltimore properties were sold as of 9/30/19.

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SHOP As of and for the quarter ended September 30, 2019, dollars in thousands, except REVPOR INVESTMENTS Property REVPOR Count Investment Cash NOI Units Occupancy % SHOP Operator Sunrise Senior Living 39 $ 926,668 $ 13,090 3,855 81.7 $ 7,331 Brookdale Senior Living 25 841,232 11,818 3,808 86.2 3,971 Oakmont Senior Living 12 573,823 7,806 1,099 95.9 7,324 Atria Senior Living 27 578,184 7,048 3,540 83.8 4,358 Discovery Senior Living 11 487,824 2,876 1,542 76.9 4,383 Remaining 25 500,020 4,176 2,398 80.6 5,171 Total 139 $ 3,907,751 $ 46,814 16,242 83.2 $ 5,330 TOTAL OPERATING PORTFOLIO 3Q18 4Q18 1Q19 2Q19 3Q19 Property count 97 93 102 135 139 Investment $ 2,462,108 $ 2,228,265 $ 2,556,785 $ 3,634,908 $ 3,907,751 Units 12,995 11,708 12,807 16,043 16,242 Occupancy % 84.2 83.0 82.6 81.9 83.2 REVPOR SHOP $ 4,089 $ 4,259 $ 4,586 $ 4,927 $ 5,330 Real Estate Revenues $ 137,044 $ 127,909 $ 126,181 $ 177,001 $ 212,275 Operating Expenses (106,182) (104,617) (96,948) (137,460) (166,201) NOI $ 30,863 $ 23,292 $ 29,233 $ 39,542 $ 46,074 Cash Real Estate Revenues $ 137,815 $ 127,950 $ 127,149 $ 178,129 $ 213,232 Cash Operating Expenses (105,576) (101,428) (96,764) (137,747) (166,419) Cash NOI $ 32,240 $ 26,522 $ 30,385 $ 40,382 $ 46,814 Cash NOI Margin % 23.4 20.7 23.9 22.7 22.0 32 Return to TOC

SHOP | MSA

As of and for the quarter ended September 30, 2019, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Investment	Cash NOI	% of SHOP Cash NOI	Units(1) AL	Units(1) IL	Occupancy %	REVPOR SHOP(1) AL	REVPOR SHOP(1) IL
Houston, TX	$ 353,232	$ 5,503	11.8	311	1,723	87.3	$ 4,841	$ 2,918
New York, NY	197,231	4,258	9.1	639	—	86.9	8,301	—
Washington, DC	274,927	3,209	6.9	972	100	76.4	7,158	5,804
Los Angeles, CA	280,477	3,020	6.5	559	—	98.5	9,865	—
San Francisco, CA	134,733	2,525	5.4	282	—	96.8	8,173	—
Chicago, IL	187,680	2,434	5.2	250	610	83.7	6,640	4,578
Denver, CO	176,024	2,249	4.8	154	437	86.2	4,774	4,122
Miami, FL	242,270	1,773	3.8	1,102	224	90.1	4,586	—
Baltimore, MD	131,728	1,695	3.6	463	—	79.6	6,496	—
Dallas, TX	120,790	1,670	3.6	287	391	84.2	4,226	2,968
Sacramento, CA	97,236	1,304	2.8	158	—	96.1	7,962	—
Riverside, CA	76,328	1,239	2.6	312	—	96.7	5,923	—
Memphis, TN	72,635	1,197	2.6	—	182	94.0	—	6,066
Killeen, TX	60,745	962	2.1	—	231	83.3	—	5,338
Sarasota, FL	79,651	941	2.0	126	164	91.0	4,488	—
Boston, MA	58,633	914	2.0	177	—	84.8	7,603	—
Detroit, MI	59,712	907	1.9	330	—	72.5	6,158	—
Melbourne, FL	75,777	886	1.9	—	163	92.3	—	5,085
St. Louis, MO	47,313	855	1.8	152	—	80.8	7,838	—
Phoenix, AZ	43,044	854	1.8	—	210	86.7	—	4,095
Remaining	1,137,585	8,419	18.0	4,562	971	79.6	5,550	3,733
Total	**$ 3,907,751**	**$ 46,814**	**100.0**	**10,836**	**5,406**	**83.2**	**$ 6,094**	**$ 3,797**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

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SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

CORE

	3Q18	4Q18	1Q19	2Q19	3Q19	Sequential Growth	Year-Over-Year Growth
Property count	28	28	28	28	28	—	—
Investment	$ 967,253	$ 977,822	$ 981,180	$ 987,207	$ 994,253	0.7 %	2.8 %
Units	3,936	3,936	3,935	3,936	3,936	— %	— %
Occupancy %	90.0	89.8	88.1	87.3	87.7	0.4%	(2.3%)
REVPOR SHOP	$ 4,259	$ 4,257	$ 4,419	$ 4,442	$ 4,415	(0.6%)	3.7 %
Real Estate Revenues	$ 45,150	$ 45,195	$ 45,572	$ 45,594	$ 45,670	0.2%	1.2 %
Operating Expenses	(29,475)	(30,352)	(29,945)	(29,631)	(30,966)	4.5%	5.1 %
NOI	**$ 15,674**	**$ 14,843**	**$ 15,627**	**$ 15,963**	**$ 14,704**	**(7.9%)**	**(6.2%)**
Cash Real Estate Revenues	$ 45,247	$ 45,118	$ 45,940	$ 45,782	$ 45,729	(0.1%)	1.1 %
Cash Operating Expenses	(29,501)	(29,678)	(30,139)	(29,759)	(31,145)	4.7%	5.6 %
Cash NOI	**$ 15,746**	**$ 15,440**	**$ 15,801**	**$ 16,022**	**$ 14,584**	**(9.0%)**	**(7.4%)** (1)
Cash NOI Margin %	34.8	34.2	34.4	35.0	31.9	(3.1%)	(2.9%)

TRANSITION(2)

	3Q18	4Q18	1Q19	2Q19	3Q19	Sequential Growth	Year-Over-Year Growth
Property count	20	20	20	20	20	—	—
Investment	$ 442,700	$ 447,720	$ 447,153	$ 449,089	$ 452,329	0.7%	2.2 %
Units	2,607	2,606	2,607	2,607	2,605	(0.1)%	(0.1)%
Occupancy %	83.1	84.1	83.8	83.6	84.7	1.1%	1.6%
REVPOR SHOP	$ 4,214	$ 4,123	$ 4,294	$ 4,268	$ 4,158	(2.6%)	(1.3)%
Real Estate Revenues	$ 27,037	$ 27,051	$ 27,978	$ 27,833	$ 27,462	(1.3%)	1.6%
Operating Expenses	(20,902)	(21,881)	(20,457)	(21,019)	(21,245)	1.1%	1.6%
NOI	**$ 6,135**	**$ 5,170**	**$ 7,520**	**$ 6,815**	**$ 6,217**	**(8.8%)**	**1.3%**
Cash Real Estate Revenues	$ 27,384	$ 27,108	$ 28,155	$ 27,913	$ 27,536	(1.4%)	0.6%
Cash Operating Expenses	(20,981)	(21,053)	(20,517)	(21,079)	(21,305)	1.1%	1.5 %
Cash NOI	**$ 6,403**	**$ 6,054**	**$ 7,637**	**$ 6,835**	**$ 6,231**	**(8.8%)**	**(2.7%)** (1)
Cash NOI Margin %	23.4	22.3	27.1	24.5	22.6	(1.9%)	(0.8%)

(1) Same property portfolio Cash NOI growth for the year-over-year nine-month comparison is (3.0%) for Core and (9.8%) for Transition.
(2) Represents properties previously managed by Brookdale Senior Living that have transitioned to new operators in accordance with the 2017 Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

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SHOP Same Property Portfolio Dollars in thousands, except REVPOR TOTAL Sequential Year-Over- 3Q18 4Q18 1Q19 2Q19 3Q19 Growth Year Growth Property count 48 48 48 48 48 — — Investment $ 1,409,953 $ 1,425,542 $ 1,428,333 $ 1,436,296 $ 1,446,582 0.7% 2.6 % Units 6,543 6,542 6,542 6,543 6,541 — % — % Occupancy % 87.2 87.5 86.4 85.8 86.5 0.7% (0.7%) REVPOR SHOP $ 4,242 $ 4,206 $ 4,371 $ 4,375 $ 4,315 (1.4%) 1.7 % Real Estate Revenues $ 72,187 $ 72,247 $ 73,549 $ 73,427 $ 73,132 (0.4%) 1.3% Operating Expenses (50,378) (52,234) (50,403) (50,650) (52,211) 3.1% 3.6% NOI $ 21,809 $ 20,013 $ 23,147 $ 22,778 $ 20,920 (8.2%) (4.1%) Cash Real Estate Revenues $ 72,631 $ 72,225 $ 74,095 $ 73,695 $ 73,265 (0.6%) 0.9 % Cash Operating Expenses (50,482) (50,731) (50,656) (50,838) (52,450) 3.2% 3.9 % Cash NOI $ 22,149 $ 21,494 $ 23,439 $ 22,857 $ 20,815 (8.9%) (6.0%) Cash NOI Margin % 30.5 29.8 31.6 31.0 28.4 (2.6%) (2.1%) Oakmont San Jose San Jose, CA 35 Return to TOC

SHOP | New Supply

As of and for the quarter ended September 30, 2019, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP					5-Mile Radius[1]				
MSA	**Units**	**Cash NOI**	**% of SHOP Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment%**
US National Average						*15.0*	*12.0*	*$ 63*	*$ 218*	*3.7*
Houston, TX	2,034	$ 5,503	11.8	4 / 792	$ 3,296	24.4	18.4	94	303	2.9
New York, NY	639	4,258	9.1	2 / 142	719	10.6	8.5	114	509	3.0
Washington, DC	1,072	3,209	6.9	6 / 613	1,182	18.8	8.2	113	508	2.7
Los Angeles, CA	559	3,020	6.5	1 / 142	257	14.4	6.2	113	784	3.4
San Francisco, CA	282	2,525	5.4	-- / --	—	16.2	12.1	94	678	3.1
Chicago, IL	860	2,434	5.2	1 / 163	48	15.7	17.0	107	317	3.7
Denver, CO	591	2,249	4.8	3 / 571	1,187	16.0	16.9	67	391	3.1
Miami, FL	1,326	1,773	3.8	6 / 774	781	10.9	8.9	65	257	3.6
Baltimore, MD	463	1,695	3.6	-- / --	—	17.6	7.5	100	347	3.4
Dallas, TX	678	1,670	3.6	1 / 70	262	24.1	17.0	69	191	3.6
Sacramento, CA	158	1,304	2.8	3 / 216	1,304	16.1	16.7	88	416	3.4
Riverside, CA	312	1,239	2.6	1 / 118	430	19.3	5.6	89	454	3.8
Memphis, TN	182	1,197	2.6	3 / 504	1,197	17.9	22.3	83	236	2.6
Killeen, TX	231	962	2.1	-- / --	—	17.1	—	56	146	2.9
Sarasota, FL	290	941	2.0	2 / 106	380	13.8	10.6	57	229	3.3
Boston, MA	177	914	2.0	2 / 173	617	10.5	11.1	91	587	2.3
Detroit, MI	330	907	1.9	2 / 180	226	11.8	23.9	79	252	3.3
Melbourne, FL	163	886	1.9	-- / --	—	14.4	7.9	62	222	3.1
St. Louis, MO	152	855	1.8	1 / 65	395	7.2	10.4	91	269	2.1
Phoenix, AZ	210	854	1.8	-- / --	—	19.8	15.4	57	226	4.3
Remaining	5,533	8,419	18.0	14 / 1,613	3,024	15.4	14.9	77	415	3.2
Total	**16,242**	**$ 46,814**	**100.0**	**52 / 6,242**	**$ 15,305**	**15.9**	**12.6**	**$ 88**	**$ 410**	**3.2**
% of Total Cash NOI and Interest Income					**5.1%**					

(1) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by NIC for the quarter ended September 30, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Cash NOI exposed to new construction and material expansions.

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Life Science As of and for the quarter ended September 30, 2019, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 75 $ 3,255,923 $ 57,595 4,715 96.8 San Diego, CA 32 830,920 14,457 2,031 97.6 Boston, MA 7 547,323 6,328 739 100.0 Remaining 7 146,281 3,594 476 100.0 121 $ 4,780,446 $ 81,974 7,961 97.5 SAME PROPERTY PORTFOLIO 3Q18 4Q18 1Q19 2Q19 3Q19 Property Count 96 96 96 96 96 Investment $ 3,255,114 $ 3,266,425 $ 3,271,361 $ 3,282,195 $ 3,298,487 Square Feet 5,995 5,995 5,996 5,993 5,993 Occupancy % 95.9 96.3 96.8 95.5 97.1 Real Estate Revenues $ 78,629 $ 79,112 $ 78,874 $ 81,375 $ 83,215 Operating Expenses (18,642) (18,771) (17,539) (19,228) (19,872) NOI $ 59,987 $ 60,341 $ 61,335 $ 62,147 $ 63,342 Cash Real Estate Revenues $ 77,230 $ 77,738 $ 77,705 $ 79,714 $ 81,831 Cash Operating Expenses (18,629) (18,758) (17,526) (19,215) (19,859) Cash NOI $ 58,601 $ 58,980 $ 60,180 $ 60,499 $ 61,972 Year-Over-Year Three-Month SPP Growth % 5.8% (1) Excludes 10 properties that are in Development. 37 Return to TOC

Life Science

As of September 30, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**%**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2019[2]	291	4	$ 11,416	3	133	$ 4,642	79	$ 3,396	80	$ 3,378	—	$ —
2020	475	6	20,343	6	289	13,364	149	5,304	37	1,674	—	—
2021	827	11	50,491	14	615	42,517	147	5,379	64	2,595	—	—
2022	690	9	24,967	7	223	9,715	386	12,829	11	442	70	1,982
2023	768	10	44,114	12	644	38,780	97	3,918	27	1,416	—	—
Thereafter	4,709	61	204,844	58	2,658	139,996	1,125	29,191	520	23,107	406	12,550
	7,760	**100**	**$ 356,174**	**100**	**4,563**	**$ 249,014**	**1,982**	**$ 60,017**	**739**	**$ 32,612**	**476**	**$ 14,532**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	3.0	684	9	$ 51,143	14	A
Myriad Genetics	5.7	359	5	11,033	3	—
Denali Therapeutics	9.6	148	2	9,823	3	—
Rigel Pharmaceuticals	3.3	147	2	9,351	3	—
AstraZeneca Pharmaceuticals	7.5	156	2	8,847	2	BBB+
General Atomics	10.7	551	7	8,196	2	—
Shire	9.1	184	2	7,264	2	BBB+
Five Prime	8.3	115	1	7,025	2	—
NuVasive	14.7	224	3	6,920	2	—
Alector	9.6	105	1	6,483	2	—
Remaining	5.3	5,087	66	230,089	65	
	5.6	**7,760**	**100**	**$ 356,174**	**100**	


Public Biotech / Medical Device 53%
University, Government, Research 4%
Office and R&D 8%
Pharma 13%
Private Biotech / Medical Device 22%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

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Life Science Square feet in thousands LEASING ACTIVITY Annualized Our Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of June 30, 2019 7,283 $ 45.52 Acquisitions 311 41.76 Developments 76 35.76 Redevelopments placed in service 68 60.60 Properties placed into redevelopment (75) 25.08 Expirations (124) 39.37 Renewals, amendments and extensions 114 59.72 49.4 $ 6.49 $ 7.08 38 80.0% New leases 147 41.81 17.77 12.33 70 Terminations (40) 35.14 Leased Square Feet as of September 30, 2019 7,760 $ 45.90 CambridgePark Drive Cambridge, MA 39 ReturnReturn toto TOCTOC

Medical Office

As of and for the quarter ended September 30, 2019, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

					Square Feet						
					On-campus[2]		Off-campus[3]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	25	$ 712,040	$ 15,785	93.7	1,849	1,352	265	54	2,114	1,406	17
Houston, TX	29	569,123	10,039	91.8	1,320	1,365	287	—	1,606	1,365	14
Seattle, WA	6	227,002	6,335	93.5	667	—	—	—	667	—	3
Denver, CO	16	286,641	5,729	86.9	1,077	—	35	—	1,113	—	5
Nashville, TN	14	177,383	4,799	93.7	1,290	10	—	—	1,290	10	6
Louisville, KY	11	224,739	4,470	94.0	565	17	447	15	1,012	32	5
Greenville, SC	15	294,767	3,973	99.4	232	560	12	45	244	604	4
Salt Lake City, UT	13	150,531	3,358	90.1	434	63	261	7	695	71	4
Phoenix, AZ	13	185,565	2,858	86.1	519	—	207	—	726	—	4
Philadelphia, PA	3	373,455	2,839	84.2	700	—	217	90	917	90	5
San Diego, CA	5	110,502	2,298	98.3	—	176	155	—	155	176	2
Miami, FL	9	90,282	2,275	88.6	451	—	—	30	451	30	2
Kansas City, MO	4	94,594	1,739	96.8	299	—	—	8	299	8	1
San Antonio, TX	4	71,988	1,356	80.5	354	—	—	—	354	—	2
Las Vegas, NV	6	112,262	1,348	83.0	536	—	—	—	536	—	3
Ogden, UT	9	64,101	1,288	86.6	269	—	13	68	282	68	2
Los Angeles, CA	4	65,724	1,273	88.9	106	—	97	—	202	—	1
Fresno, CA	1	59,689	1,193	100.0	—	56	—	—	—	56	—
Washington, DC	3	66,096	1,095	91.9	55	29	99	—	154	29	1
Tampa, FL	2	51,546	827	79.6	329	—	—	—	329	—	2
Remaining	70	905,570	15,720	96.7	1,406	1,243	452	490	1,857	1,734	17
	262	**$ 4,893,599**	**$ 90,599**	**92.1**	**12,455**	**4,871**	**2,546**	**807**	**15,002**	**5,678**	**100**

(1) Excludes five properties that are in Development.
(2) Includes 7.5 million square feet subject to ground leases with average expirations of 57 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

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Medical Office

As of and for the quarter ended September 30, 2019, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	Health System Rank[1]	Credit Rating	On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA	2	Ba1	8,686	60	236	—	8,982	43.4	22.6	23.1
Memorial Hermann Health System	43	A1	1,709	80	—	—	1,788	8.6	8.4	4.7
Community Health Systems, Inc.	10	Caa3	1,189	51	—	—	1,239	6.0	5.6	3.7
Prisma Health	72	A2	792	57	—	—	848	4.1	4.1	3.5
Norton Healthcare	122	—	582	15	328	—	925	4.5	2.8	3.1
Jefferson Health	159	A2	700	—	—	—	700	3.4	2.0	1.9
Providence Health & Services	4	Aa3	563	—	—	—	563	2.7	1.3	2.1
Steward Health Care	N/A	—	547	—	—	—	547	2.6	1.5	1.4
Remaining - credit rated			2,228	773	453	—	3,454	16.7		
Non-credit rated			330	193	56	1,053	1,631	7.9		
Total			**17,326**	**1,228**	**1,073**	**1,053**	**20,680**	**100.0**	**48.3**	**43.5**
% of Total			**83.8**	**5.9**	**5.2**	**5.1**				
Total Healthcare Affiliated				**94.9%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	Our Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of June 30, 2019	**19,067**	**$ 24.50**					
Dispositions	(33)	20.80					
Expirations	(629)	24.50					
Renewals, amendments and extensions	546	25.24	3.2	$ 7.06	$ 3.68	52	82.3%
New leases	134	25.66		23.19	6.60	57	
Terminations	(45)	30.85					
Leased Square Feet as of September 30, 2019	**19,040**	**$ 24.63**					

(1) Ranked by revenue based on the 2018 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 50% or more leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

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Medical Office

As of and for the quarter ended September 30, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total			On-Campus			Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Square Feet	Annualized Base Rent[2]	Square Feet	Annualized Base Rent[2]
2019[3]	998	5	$ 26,840	6	737	$ 20,356	262	$ 6,484
2020	2,547	13	67,604	15	2,246	60,596	300	7,008
2021	2,068	11	53,559	12	1,788	46,408	280	7,151
2022	2,031	11	52,134	12	1,603	41,519	429	10,616
2023	1,608	9	42,190	9	1,329	35,063	279	7,127
Thereafter	9,656	51	206,185	46	8,261	172,442	1,395	33,743
	18,908	**100**	**$ 448,513**	**100**	**15,964**	**$ 376,384**	**2,944**	**$ 72,128**

SAME PROPERTY PORTFOLIO

	3Q18	4Q18	1Q19	2Q19	3Q19
Property Count	236	236	236	236	236
Investment	$ 4,152,400	$ 4,189,554	$ 4,205,569	$ 4,220,196	$ 4,236,164
Square Feet	18,771	18,821	18,823	18,826	18,826
Occupancy %	91.9	92.2	92.0	92.1	92.1
Real Estate Revenues	$ 125,887	$ 124,254	$ 126,919	$ 126,710	$ 128,612
Operating Expenses	(44,832)	(42,696)	(43,471)	(44,345)	(45,602)
NOI	**$ 81,055**	**$ 81,558**	**$ 83,448**	**$ 82,364**	**$ 83,010**
Cash Real Estate Revenues	$ 123,929	$ 122,225	$ 124,656	$ 125,035	$ 126,638
Cash Operating Expenses	(44,132)	(41,956)	(42,742)	(43,617)	(44,874)
Cash NOI	**$ 79,797**	**$ 80,269**	**$ 81,915**	**$ 81,418**	**$ 81,764**
Year-Over-Year Three-Month SPP Growth %					**2.5%**

(1) Excludes 132,000 square feet and annualized base revenue of $2.6 million related to six assets held for sale at September 30, 2019.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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Other | Wholly-owned

As of and for the quarter ended September 30, 2019, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count	Investment	Cash NOI	Beds	Occupancy %[1]	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Hospitals	12	$ 303,591	$ 12,875	1,310	49.4	3.41x	3.07x
Post-acute/skilled	1	17,532	320	120	88.6	N/A	N/A
Total Leased Properties	**13**	**$ 321,123**	**$ 13,195**				

DEBT INVESTMENTS

	Investment	Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan[2]	$ 97,203	$ 1,487	6.5%	3.2
Remaining	60,030	1,254	8.3%	2.7
Total Debt Investments	**$ 157,233**	**$ 2,741**	**7.2%**	**3.1**

SAME PROPERTY PORTFOLIO

	3Q18	4Q18	1Q19	2Q19	3Q19
Property count	11	11	11	11	11
Investment	$ 294,008	$ 294,008	$ 294,008	$ 294,008	$ 294,008
Beds	1,268	1,268	1,268	1,268	1,268
Occupancy %[1]	46.9	45.3	46.3	48.7	48.3
Facility EBITDARM CFC[1]	3.67x	3.43x	3.32x	3.47x	3.41x
Facility EBITDAR CFC[1]	3.33x	3.09x	2.98x	3.13x	3.07x
Real Estate Revenues	$ 12,181	$ 12,179	$ 12,238	$ 12,286	$ 12,260
Operating Expenses	(5)	(9)	(5)	(5)	(5)
NOI	**$ 12,177**	**$ 12,170**	**$ 12,233**	**$ 12,281**	**$ 12,255**
Cash Real Estate Revenues	$ 12,371	$ 12,374	$ 12,432	$ 12,503	$ 12,729
Cash Operating Expenses	(5)	(9)	(5)	(5)	(5)
Cash NOI	**$ 12,366**	**$ 12,365**	**$ 12,427**	**$ 12,499**	**$ 12,725**
Year-Over-Year Three-Month SPP Growth					**2.9%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. Hospital and Post-acute/skilled EBITDARM and EBITDAR CFC each exclude one property that is held for sale.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

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Other | Unconsolidated JVs[1]

As of and for the quarter ended September 30, 2019, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Joint ventures' Investment	$ 2,327,251	$ 1,509,977	$ 262,636	$ 492,697	$ 52,365	$ 9,576
Joint ventures' mortgage debt	1,019,112	605,601	134,304	276,745	—	2,462
Property count	98	15	9	68	3	3
Capacity		7,272 Units	932 Units	3,542 Beds	294 Sq. Ft.	360 Beds
Occupancy %		85.1	89.0	88.6	77.0	78.6
Total revenues	$ 128,759	$ 107,492	$ 9,129	$ 10,045	$ 1,712	$ 381
Operating expenses	(95,737)	(88,146)	(6,696)	—	(866)	(29)
NOI	**$ 33,022**	**$ 19,346**	**$ 2,433**	**$ 10,045**	**$ 846**	**$ 352**
Depreciation and amortization	(31,289)	(25,617)	(1,684)	(3,390)	(527)	(71)
General and administrative expenses	(1,412)	(53)	(43)	(1,249)	(65)	(2)
Interest expense and other	(10,458)	(6,274)	(1,329)	(2,788)	—	(67)
Impairments (recoveries), net	(11,280)	(11,280)	—	—	—	—
Net income (loss)	**$ (21,417)**	**$ (23,878)**	**$ (623)**	**$ 2,618**	**$ 254**	**$ 212**
Depreciation and amortization	31,289	25,617	1,684	3,390	527	71
Impairments (recoveries), net	11,280	11,280	—	—	—	—
NAREIT FFO	**$ 21,152**	**$ 13,019**	**$ 1,061**	**$ 6,008**	**$ 781**	**$ 283**
Non-refundable Entrance Fee sales, net[2]	11,695	11,695	—	—	—	—
Non-cash adjustments to NOI	(917)	(158)	—	(796)	37	—
Non-cash adjustments to net income	34	264	26	(258)	—	2
FAD capital expenditures	(2,974)	(2,629)	(213)	—	(132)	—
FAD	**$ 28,990**	**$ 22,191**	**$ 874**	**$ 4,954**	**$ 686**	**$ 285**
SHARE OF UNCONSOLIDATED JVs						
Ownership percentage		49%	41% - 90%	49%	20% - 67%	80%
Net equity investment[3]	$ 304,429	$ 144,796	$ 49,480	$ 98,693	$ 9,915	$ 1,545
Preferred equity investment[4]	8,613	—	8,613	—	—	—
Mortgage debt[3]	317,565	101,941	80,016	135,608	—	—
NOI	16,232	9,479	1,126	4,922	424	281
Cash NOI	21,481	15,113	1,126	4,532	429	281
Net income (loss)[3]	(7,643)	(9,195)	(388)	1,556	214	170
NAREIT FFO[3]	12,838	8,454	529	3,217	411	227
FAD[3]	16,644	12,900	436	2,701	379	228

(1) Excludes land held for development and includes one senior housing development.
(2) Includes $21.9 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $10.2 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) Our pro rata share excludes activity related to $190 million of debt funded by the Company at the CCRC JV.
(4) Represents preferred interests earning 41% and 47% returns in two Discovery Senior Living development investments.

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Other Unconsolidated JV Capital Represents our pro rata share of unconsolidated JVs for the three and nine months ended September 30, 2019, dollars in thousands UNCONSOLIDATED JV CAPITAL Three Months Ended Nine Months Ended September 30, 2019 September 30, 2019 FAD capital expenditures $ 1,432 $ 3,678 Revenue enhancing capital expenditures 4,522 10,789 Tenant improvements - 1st generation — 4 Development 3,171 9,552 Capitalized interest 255 596 Total capital expenditures $ 9,380 $ 24,619 DEVELOPMENT PROJECTS IN PROCESS Actual / Estimated Occupancy Property Cost to Total at Project Project MSA Property Type Count CIP Complete Completion Units Start Initial Stabilized Waldwick New York, NY Senior housing 1 $ 21,824 $ 1,793 $ 23,617 79 3Q17 4Q19 2Q21 LAND HELD FOR DEVELOPMENT Estimated Gross Site Rentable Investment Project MSA Property Type Acreage Units to Date Oakmont Village Santa Rosa, CA Senior housing 3 74 $ 2,341 Brandywine Philadelphia, PA Senior housing 8 67 797 11 141 $ 3,138 45 Return to TOC

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 3Q18 4Q18 1Q19 2Q19 3Q19 Property count 15 15 15 15 15 Units 7,268 7,273 7,269 7,270 7,272 Occupancy % 85.5 85.7 85.8 85.7 85.1 REVPOR(1) $ 5,188 $ 5,206 $ 5,208 $ 5,262 $ 5,243 SHARE OF CCRC JV Investment $ 723,044 $ 729,503 $ 733,817 $ 739,505 $ 739,889 Cash Real Estate Revenues excluding Cash NREFs, net $ 47,370 $ 47,682 $ 47,728 $ 48,188 $ 47,696 Cash NREFs, net(2) 10,299 8,687 7,767 9,226 10,400 Cash Operating Expenses (42,095) (42,126) (41,181) (42,288) (42,983) Cash NOI $ 15,574 $ 14,243 $ 14,315 $ 15,126 $ 15,113 Margin % including NREFs, net 26.8 25.1 25.7 26.2 25.9 Year-Over-Year Three-Month Growth(3) (3.0%) (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable Entrance Fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. (3) Cash NOI growth for the year-over-year nine-month comparison is 8.5%. 46 Return to TOC

2019 Guidance Projected full year 2019, dollars in millions, except per share amounts Full Year 2019 Guidance (October 30, 2019) Net income, FFO and FFO as Adjusted per Share Guidance Diluted earnings per common share $0.05 - $0.11 Diluted NAREIT FFO per common share $1.62 - $1.66 Diluted FFO as adjusted per common share $1.74 - $1.78 Annualized dividend per share $1.48 Year-Over-Year SPP Cash NOI Guidance Total Portfolio 2.25% - 3.25% Other Supplemental Information - Cash Addition (Reduction) Amortization of deferred compensation $14 - $16 Amortization of deferred financing costs $11 - $15 Straight-line rents ($25) - ($31) FAD capital expenditures ($95) - ($110) CCRC Entrance Fees, net $12 - $16 Deferred income taxes ($12) - ($18) Other FAD adjustments - primarily JV FAD Capital ($3) - ($7) Capital Expenditures (excluding FAD Capital Expenditures)(1) 1st generation tenant improvements / ICE $55 - $70 Casualty related capital $5 - $10 Revenue enhancing $70 - $85 Development and Redevelopment $600 - $700 Development loan funding $85 - $95 Other Items Interest income $8 - $12 General and administrative (excluding severance and related charges) $84 - $89 Interest expense $215 - $235 Healthpeak's share of Unconsolidated JVs Cash NOI $75 - $83 Healthpeak's share of Unconsolidated JVs NAREIT FFO $48 - $56 (1) Includes our Share of Unconsolidated JVs. 47 Return to TOC

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Cash Real Estate Revenues*

Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

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Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

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Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect our share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Real Estate Revenues*

Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

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Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. 51 ReturnReturn to to TOC TOC

Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended September 30, 2019 Net income (loss) $ (42,308) Interest expense 61,230 Income tax expense (benefit) (6,261) Depreciation and amortization 171,944 Other depreciation and amortization 2,103 Loss (gain) on sales of real estate, net 784 Loss (gain) upon consolidation of real estate, net 20 Impairments (recoveries) of depreciable real estate, net 38,257 Share of unconsolidated JV: Interest expense 3,509 Income tax expense (benefit) 218 Depreciation and amortization 14,952 Impairments (recoveries) of depreciable real estate, net 5,527 Other JV adjustments (621) EBITDAre $ 249,354 Transaction-related items 1,335 Severance and related charges 1,334 Loss on debt extinguishments 35,017 Litigation costs (recoveries) (150) Casualty-related charges (recoveries), net 2,174 Amortization of deferred compensation 3,715 Foreign currency remeasurement losses (gains) (162) CCRC entrance fees 5,731 Adjusted EBITDAre $ 298,348 ADJUSTED FIXED CHARGE COVERAGE Interest expense 61,230 Capitalized interest 7,355 Share of unconsolidated JV interest expense and capitalized interest 3,669 Fixed Charges $ 72,254 Adjusted Fixed Charge Coverage 4.1x 52 Return to TOC

Debt Ratios As of and for the quarter ended September 30, 2019, dollars in thousands ENTERPRISE DEBT AND NET DEBT September 30, 2019 Bank line of credit(1) $ 737,793 Term loan 248,882 Senior unsecured notes 5,253,639 Mortgage debt(2) 307,643 Other debt 85,069 Consolidated Debt $ 6,633,026 Share of unconsolidated JV mortgage debt 317,565 Share of unconsolidated JV other debt 166,838 Enterprise Debt $ 7,117,429 Cash and cash equivalents (124,990) Share of unconsolidated JV cash and cash equivalents (34,079) Net Debt $ 6,958,360 FINANCIAL LEVERAGE September 30, 2019 Enterprise Debt $ 7,117,429 Enterprise Gross Assets 18,326,193 Financial Leverage 38.8% SECURED DEBT RATIO September 30, 2019 Mortgage debt $ 307,643 (1) Includes £55 million ($68 million) translated into U.S. dollars Share of unconsolidated JV mortgage debt 317,565 at September 30, 2019. Enterprise Secured Debt $ 625,208 (2) Includes mortgage debt of $32.6 million on assets held for sale that matures in 2026, 2028, and 2044. Enterprise Gross Assets 18,326,193 (3) Represents the current quarter Adjusted EBIDTAre multiplied Secured Debt Ratio 3.4% by a factor of four. NET DEBT TO ADJUSTED EBITDAre Three Months Ended September 30, 2019 Net Debt $ 6,958,360 Adjusted EBITDAre 1,193,392 (3) Net Debt to Adjusted EBITDAre 5.8x 53 Return to TOC

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, Healthpeak Properties, Inc.
Former General Counsel,
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
President and Chief Executive Officer, Healthpeak Properties, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

KATHERINE M. SANDSTROM
Former Senior Managing Director,
Heitman, LLC

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
President and Chief Executive Officer

SCOTT M. BRINKER
Executive Vice President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Operating Officer
Chief Development Officer

TROY E. MCHENRY
Executive Vice President
Chief Legal Officer
General Counsel
Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

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Aegis Living Dana Point Dana Point, CA 55 ReturnReturn to to TOC TOC

Swedish Medical Center Forward-Looking Statements Seattle, WA & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; and (iii) the Company’s 2019 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues and net operating income; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages 56 ReturnReturn toto TOCTOC Continued

Atria Woodbridge Forward-Looking Statements Irvine, CA & Risk Factors (concluded) and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Barbat Rodgers, Senior Director - Investor Relations, at (949) 407-0400. 57 ReturnReturn toto TOCTOC

Data Format: Vivian/April _________________________________________________________ Corporate HQ, Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407 - 0700 ________________________________________________________ San Francisco, CA 950 Tower Lane, Suite 1650 Foster City, CA 94404 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 healthpeak.com 58 ReturnReturn to to TOC TOC